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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2004

SEALY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8738 (Commission File Number)	36-3284147 (IRS Employer Identification No.)
Sealy Drive One Office Parkway, Trinity, North Carolina, 27370 (Address of principal executive offices, including Zip Code)

(336) 861-3500
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Item 1.    Changes in Control of Registrant.

        On April 6, 2004, Sealy Corporation (the "Company") consummated a merger (the "Merger") pursuant to an agreement and plan of merger, dated as of March 3, 2004 (as amended, the "Merger Agreement"), with Sealy Acquisition Corp., a transitory Delaware merger corporation ("Newco"). Prior to the Merger, the Company was owned by a group that included affiliates of Bain Capital, Charlesbank Capital Partners, JPMorgan Partners, CIBC Argosy Merchant Fund and BancBoston Capital. Subsequent to the Merger, affiliates of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), together with management of the Company, beneficially own approximately 92% of the voting securities of the Company. Pursuant to the Merger Agreement, Newco was merged with and into the Company with the Company being the surviving corporation. In connection with the Merger, (i) the common stock of the Company outstanding immediately prior to the Merger (other than certain shares of Class A common stock of the Company held by existing stockholders of the Company) were converted into a right to receive aggregate cash consideration of approximately $740.5 million.

        The transactions contemplated by the Merger Agreement, including the Merger and the refinancing of the Company's existing indebtedness were financed by: (i) $560 million of term loan borrowings by Sealy Mattress Company, a wholly owned subsidiary of the Company ("SMC") pursuant to the Secured Credit Agreement (defined below), (ii) $100 million of unsecured term loan borrowings by SMC pursuant to the Unsecured Credit Agreement (defined below), (iii) the issuance of $390 million of senior subordinated notes and (iv) an equity investment in the Company of $436.5 million by affiliates of KKR.

Credit Agreements

        Upon consummation of the Merger, SMC entered into (i) a secured credit agreement (the "Secured Credit Agreement") with JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, Goldman Sachs Credit Partners L.P., as joint lead arranger, joint bookrunner and syndication agent and other institutions party thereto and (ii) an unsecured credit agreement (the "Unsecured Credit Agreement" and together with the Secured Credit Agreement, the "Credit Agreements") with JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, Goldman Sachs Credit Partners L.P., as joint lead arranger, joint bookrunner and syndication agent and other institutions party thereto. The Secured Credit Agreement provides for loans of up to $685 million, consisting of a $560 million term loan facility (the "Secured Term Loan Facility") and a $125 million revolving credit facility. The Unsecured Credit Agreement provides for term loans of up to $100 million (the "Unsecured Term Loan Facility" and together with the Secured Term Loan Facility, the "Term Loan Facilities"). SMC distributed the proceeds of the Term Loan Facilities to the Company to provide a portion of the funds necessary to consummate the Merger and the related transactions. Indebtedness of SMC under the Secured Credit Agreement is secured and guaranteed by Sealy Mattress Corporation (the parent of SMC and a wholly-owned subsidiary of the Company) and certain of SMC's current and future U.S. subsidiaries. Indebtedness under the Credit Agreements will bear interest at a floating rate. The Secured Credit Agreement requires the Company to meet certain financial tests, including minimum interest coverage and maximum net leverage ratio. Each of the Credit Agreements also contain covenants, which among other things, limit capital expenditures, the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, merger and consolidations, prepayments of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements.

Item 5.    Other Events and Regulation FD Disclosure.

        On April 6, 2004, pursuant to the Merger Agreement, the Company amended and restated its articles of incorporation and adopted amended bylaws. The amended and restated articles of incorporation and the amended bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. On April 8, 2004, the Company issued a press release announcing the consummation of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

        (c) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 3, 2004 by and between the Company and Posturepedic Acquisition Corp.
2.2	First Amendment to Agreement and Plan of Merger, dated April 5, 2004 by and between the Company and Sealy Acquisition Corp.
3.1	Amended and Restated Certificate of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
99.1	Press Release dated April 8, 2004
99.2	Press Release dated April 14, 2004

Item. 12.    Results of Operations and Financial Condition.

        The following information is being provided under Item 12 to this current report on Form 8-K. On April 14, 2004, the Company issued a press release announcing the financial results for the first quarter ended February 29, 2004. The press release is filed as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference. The information included in this Item 12 and in Exhibit 99.2 hereto is not being filed but rather is being furnished under Regulation FD.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALY CORPORATION
/s/ KENNETH L. WALKER Name: Kenneth L. Walker Title: Corporate Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 3, 2004 by and between the Company and Posturepedic Acquisition Corp.
2.2	First Amendment to Agreement and Plan of Merger, dated April 5, 2004 by and between the Company and Sealy Acquisition Corp.
3.1	Amended and Restated Certificate of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
99.1	Press Release dated April 8, 2004
99.2	Press Release dated April 12, 2004

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  Item 1. Changes in Control of Registrant.
  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
  Item. 12. Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX